Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, March 30, 2016
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2016 FIRST QUARTER RESULTS FROM CONTINUING OPERATIONS

•	Recurring Revenues now total more than 24% of Restaurant/Retail Business
•	Government Segment Reports Record Q1 Profits

New Hartford, NY- May 3, 2016 -- PAR Technology Corporation (NYSE: PAR) a leading provider of restaurant/retail management systems and Government contract services today announced results for the first quarter ended March 31, 2016.

Summary of Fiscal 2016 First Quarter Financial Results From Continuing Operations

•	Revenue reported at $55.3 million, compared to $55.2 million in the first quarter of 2015
•	GAAP net income from continuing operations in the first quarter of fiscal 2016 was $15,000, or $0.00 per diluted share, compared to net income from continuing operations of $192,000, or $0.01 earnings per share for the same period in 2015
•	Adjusted non-GAAP net income from continuing operations was $925,000 or $0.06 per diluted share, compared to adjusted non-GAAP net income from continuing operations of $634,000 or $0.04 per diluted share, in the same period last year

A reconciliation and description of GAAP financial measures to their comparable non-GAAP financial measures are included in the tables following this news release.

“In the first quarter our Company again saw steady growth in our restaurant and retail technology revenues reflected by the 8% increase over Q1 2015.  Our Government revenues were lower in the quarter due to the timing of specific contract startups and lower task orders, but we were still able to report the highest Q1 profit in our Company’s history for this segment,” commented Karen E. Sammon, President & CEO of PAR Technology.  “We made real progress in the quarter as we realized strong double digit growth in our SaaS revenues as we consistently add new “cloud” customers with our Brink and SureCheck solutions.  Simultaneously we continue to grow our Tier 1 business and announced Jack-in-the-Box as a new customer in the quarter.  We are creating a strong foundation that will enable us to deliver greater shareholder value in the future.”

There will be a conference call at 4:45 p.m. eastern time on May 3, 2016, during which the Company’s management will discuss the financial results for the first quarter of 2016.  If you would like to participate in this conference, please call (866) 868-9502 approximately 10 minutes before the call is scheduled to begin.  No passcode is required to participate in the live the call.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com.  Alternatively, listeners may access an archived version of the conference call after 6:00 p.m. ET on May 3, 2016 through May 10, 2016 by dialing 855-859-2056 and using conference ID 95359526 and also by accessing the link on PAR’s website.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 35 years and offers technology solutions for the full spectrum of restaurant operations, from large global quick service chains and table service restaurants to fast casual and independent operators.  PAR’s products can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and mission services to the Department of Defense and various federal agencies.  For more information visit www.partech.com or connect with PAR on Facebook at www.facebook.com/parpointofsale or Twitter at www.twitter.com/Par_tech .

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	(Unaudited)
	March 31,	December 31,
Assets	2016	2015
Current assets:
Cash and cash equivalents	$5,770	$8,024
Accounts receivable-net	33,972	29,530
Inventories-net	22,376	21,499
Income taxes receivable	73	-
Deferred income taxes	6,810	6,741
Other current assets	3,582	3,808
Total current assets	72,583	69,602
Property, plant and equipment - net	5,724	5,716
Note receivable	3,387	3,320
Deferred income taxes	11,038	11,038
Goodwill	11,051	11,051
Intangible assets - net	11,053	10,898
Other assets	3,780	3,687
Total Assets	$118,616	$115,312
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,130	$2,103
Accounts payable	15,256	11,729
Accrued salaries and benefits	5,285	5,727
Accrued expenses	6,910	6,705
Customer deposits and deferred service revenue	11,478	10,819
Income taxes payable	-	279
Liabilities of discontinued operations	280	441
Total current liabilities	41,339	37,803
Long-term debt	521	566
Other long-term liabilities	8,701	8,883
Total liabilities	50,561	47,252
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,314,960 and 17,352,838 shares issued; 15,606,851 and 15,644,729 outstanding at March 31, 2016 and December 31, 2015, respectively	346	347
Capital in excess of par value	45,856	45,753
Retained earnings	30,589	30,574
Accumulated other comprehensive loss	(2,900)	(2,778)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	68,055	68,060
Total Liabilities and Shareholders’ Equity	$118,616	$115,312

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2016	2015
Net revenues:
Product	$22,084	$20,745
Service	11,704	10,637
Contract	21,517	23,836
	55,305	55,218
Costs of sales:
Product	16,442	14,713
Service	8,599	8,033
Contract	19,655	22,474
	44,696	45,220
Gross margin	10,609	9,998
Operating expenses:
Selling, general and administrative	7,542	6,660
Research and development	2,762	2,434
Amortization of identifiable intangible assets	241	249
	10,545	9,343
Operating income from continuing operations	64	655
Other expense, net	(70)	(206)
Interest income (expense), net	29	(86)
Income from continuing operations before provision for income taxes	23	363
Provision for income taxes	(8)	(171)
Income from continuing operations	15	192
Discontinued Operations
Loss on discontinued operations, (net of tax)	0	(577)
Net income (loss)	$15	$(385)
Basic Earnings per Share:
Income from continuing operations	0.00	0.01
Loss from discontinued operations	0.00	(0.04)
Net income (loss)	$0.00	$(0.02)
Diluted Earnings per Share:
Income from continuing operations	0.00	0.01
Loss from discontinued operations	0.00	(0.04)
Net income (loss)	$0.00	$(0.02)

Weighted average shares outstanding
Basic	15,646	15,596
Diluted	15,723	15,710

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

PAR's results of operations are impacted by certain items which include severance charges from restructuring business operations, equity based compensation, acquisition related expenditures, and other one-time charges that are should not be considered in analyzing the trends of the business. Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these certain items provides an important perspective with respect to our results and provides meaningful supplemental information to both management and investors that removes these items which are difficult to predict and are often unanticipated, and which, as a result are difficult to include in analyst's financial models and our investors' expectations with any degree of specificity. PAR believes the adjusted totals facilitate comparison on a year-over-year basis.

PAR's results of operations are further impacted by costs from its multi-year Business Transformation Project. Management believes that further adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove the impact of the Business Transformation Project expenses provides an important perspective with respect to underlying business trends and results and provides meaningful supplemental information to both management and investors that is indicative of the performance of the company's underlying operations and facilitates comparison on a year-over-year basis.

The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These financial measures should not be used as a substitute in assessing the company's results of operations for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. As a result, in the tables that follow, each period presented is adjusted to remove the certain items noted above. Each period has been further adjusted to remove expenses related to the Business Transformation Project.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

	For the three months ended March 31, 2016			For the three months ended March 31, 2015
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$55,305	-	$55,305	$55,218	-	$55,218
Costs of sales	44,696	-	44,696	45,220	66	45,154
Gross Margin	10,609	-	10,609	9,998	66	10,064

Operating Expenses
Selling, general and administrative	7,542	1,177	6,365	6,660	360	6,300
Research and development	2,762	-	2,762	2,434	-	2,434
Amortization of indentifiable intangible assets	241	241	-	249	249	-
	10,545	1,418	9,127	9,343	609	8,734
Operating income from continuing operations	64	1,418	1,482	655	675	1,330
Other expense, net	(70)	-	(70)	(206)	-	(206)
Interest income (expense), net	29	26	55	(86)	26	(60)
Income from continuing operations before provision for income taxes	23	1,444	1,467	363	701	1,064
Provision for income taxes	(8)	(534)	(542)	(171)	(259)	(430)
Income from continuing operations	$15	$910	$925	$192	$442	$634
Loss from discontinued operations, (net of tax)	$0		$0	$(577)		$(577)
Net income (loss)	$15		$925	$(385)		$57
Income per diluted share from continuing operations	$0.00		$0.06	$0.01		$0.04
Loss per share from discontinuing operations	$0.00		$0.00	$(0.04)		$(0.04)
Income (loss) per diluted share	$0.00		$0.06	$(0.02)		$0.00

During the first quarter of 2016, the Company recorded charges of $766,000 of investigation costs related to certain unauthorized transfers of Company funds that were made in contravention of the Company’s policies and procedures, $345,000 related to the initial phase of the planned implementation of a new enterprise resource system in connection with the Business Transformation Project and equity based compensation charges of $66,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $241,000 and accreted interest of $26,000.  During the first quarter of 2015, the Company recorded severance and other related charges of $181,000, of which $66,000 is included in cost of sales and $115,000 is included in selling, general and administrative.  Also included within selling, general and administrative is equity based compensation charges of $245,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $249,000 and accreted interest of $26,000.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.